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                                 EXHIBIT 23.8



               CONSENT OF TROY & GOULD PROFESSIONAL CORPORATION



   We hereby consent to the use of our name and to the description of our advice under the caption "PROPOSAL TO APPROVE THE CONSOLIDATION--Material United States Federal Income Tax Consequences of the Consolidation" in the Joint Proxy Statement/Prospectus made part of the pre-effective Amendment No. 2 to the Registration Statement on Form S-4 of Citadel Holding Corporation.



                                     /s/ TROY & GOULD PROFESSIONAL CORPORATION



December 5, 2001


Los Angeles, California


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